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                                                                   EXHIBIT 10.13

                        STRATEGIC RELATIONSHIP AGREEMENT


This Strategic Relationship Agreement ("Agreement") is made as of _______ __, 1999 by and between Lockheed Martin Corporation, a Maryland corporation ("LMC"), acting through its Integrated Business Solutions division, and eCommercial.com, Inc., a Nevada corporation ("eCommercial.com").

                                    RECITALS

Whereas, LMC is a leading system integrator providing electronic commerce products and services and other applications; and,

Whereas, eCommercial.com develops, markets and manages Internet-based electronic advertising, commercials and marketing communications content; and,

Whereas, LMC and eCommercial.com intend hereby to establish a strategic relationship in order to supply eCommercial.com with products and services from LMC, and to provide eCommercial.com products and services to customers of LMC;

Now, therefore, in consideration of the mutual promises herein, the parties do hereby agree as follows:

1.   LMC Preferred vendor relationship with eCommercial.com.  LMC shall be a
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preferred vendor ("Preferred Vendor") to eCommercial.com for electronic commerce products and services.

On the terms and conditions set forth herein, eCommercial.com hereby agrees to utilize LMC as a Preferred Vendor in the establishment and management of electronic commerce projects for eCommercial.com. Unless and until negotiation of an exclusive agreement, eCommercial.com may use other vendors or strategic partners as appropriate to supply products or services substantially similar to products or services available from LMC; however, LMC shall be a Preferred Vendor to eCommercial.com for electronic commerce solution development and delivery, electronic commerce-related systems integration, and project management. For each specific project, eCommercial.com and LMC will negotiate a Delivery Order to include but not be limited to items such as the Statement of Work, specifications, project plan, pricing schedule and payment terms which will be governed by this Agreement. Each Delivery Order will be based upon general terms and conditions contained in a mutually agreed to Agreement for Services (see Exhibit B attached hereto).

As a Preferred Vendor for the products and services set forth above, if the aforementioned products or services required in the development of eCommercial.com projects are not readily available to eCommercial.com from LMC, LMC will procure, develop or otherwise secure such technology, products or services as mutually agreed upon on a case by case basis.

2.   Sources of eCommercial.com Revenue.  eCommercial.com intends to charge fees
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to customers for access and use of the eCommercial.com network, website, and related services.

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These charges may include amounts for monthly charges, advertising charges, and charges per transaction. Charges shall be billed directly by eCommercial.com to customers and advertisers.

3.   Ownership.  Ownership of titles or licenses shall be mutually agreed to for
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each individual project.  License or title ownership shall be defined on a project by project basis.

LMC shall retain ownership of any proprietary technologies or software independently developed by LMC, and eCommercial.com shall only receive a license to use such proprietary technologies in a specific eCommercial.com project on terms to be negotiated on a case by case basis. In the event custom software or content is developed by LMC for eCommercial.com, a separate license or product development agreement shall be entered into by the parties to provide eCommercial.com a license to utilize such product in its business.

In the event of any termination or maturity of this Agreement pursuant to Paragraph 8 herein, a technology licensing agreement on commercially reasonable terms shall be negotiated by and between the parties to provide for the continued use of products and technologies by eCommercial.com which were provided or developed by LMC under this Agreement.

4.   Trademarks and Publicity.  Each party hereto is the owner of certain
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trademarks and such ownership shall not be altered by the terms of this
Agreement unless specifically set forth. Neither party shall use a trademark owned by the other party without the prior written consent of such other party.

Each party shall (1) submit to the other all advertising, written sales promotions, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied and (2) not publish or use such advertising, sales promotions, press releases or publicity matters without the other party's written consent.

5.   Joint Pursuit of other Projects.  It is the intention of LMC and
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eCommercial.com to jointly review other electronic infrastructure projects in which eCommercial.com and LMC have an interest or involvement. When appropriate and mutually agreed to by both parties, joint marketing efforts shall be made in order to provide the combined capabilities of each party to customers.

eCommercial.com and LMC acknowledge that a prospective customer may have a preference for the service provider for a specific project, and each party shall endeavor to provide products and services within the requirements and preferences of each customer.

6.   Confidentiality.  The parties hereto have executed a separate Proprietary
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Information Agreement attached hereto as Exhibit A and incorporated herein as if fully set forth, which sets forth the terms and conditions of the disclosure and use of proprietary information by each party. The obligations of each party under such Proprietary Information Agreement shall survive the termination of this Agreement, and such obligations shall continue for the term set forth therein.

7.   Agreement to Indemnify.  Except for the negligence or willful misconduct of
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the other party, its agents, servants or employees, each party (the
"Indemnitor") shall fully protect, indemnify and save harmless and defend the other, and their respective directors, offices, agents

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and employees from and against any and all claims, actions, damages, liability, injury, liens, taxes, penalties, interest or causes of action of every nature in connection with the loss of life and/or personal or bodily injury or property damage arising out of or incidental to or in connection with the performance of its services under this Agreement occasioned wholly or in part by any negligent act or omission by the Indemnitor.

8.   Term and Termination.
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a.   This Agreement shall be in full force and effect beginning on the date hereof, and shall remain in effect until three (3) years after the date hereof, or until terminated.

b. Either party may terminate this Agreement for cause upon thirty (30) days written notice to the other party. In the event notice of termination is provided by either party to the other party for a breach of this Agreement, the party receiving notice shall have thirty (30) days to cure such breach of this Agreement.

c. Either party may terminate this Agreement for any reason upon ninety (90) days written notice.

9.   Marketing Information.  To the extent it has the authority, LMC and
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eCommercial.com may collect certain consumer and customer information, including personal information, transaction information and buyer preferences. The ownership of such information shall be negotiated by the parties hereto on a project basis.

10.  Compliance with Laws and Regulations.  Each party agrees to comply with all
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Federal, State and local laws, ordinances and/or rules and regulations applicable to it in connection with the performance of its services and obligations under this contract.

11.  Personnel.  As needed, each party shall supply an adequate number of
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employees who have been trained and are competent to perform any services contracted hereunder. The personnel provided shall be supervised and directed by a supervisor, who shall be trained and duly qualified to act in such capacity.

12.  Government Licenses and Permits.  If any government permit or license shall
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be required for the proper and lawful conduct of the business as specified by this Agreement and if the failure to secure such license or permit would, in any way, affect any efforts, as detailed in this contract, the respective party shall duly procure and thereafter maintain such license or permit. All parties shall at all times comply with the terms and conditions of each such license or permit.

13.  Headings.  All headings in this Agreement are inserted only for convenience
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and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

14.  Notices.  All notices under this Agreement shall be in writing and shall be
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effective upon personal delivery to a party, or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the respective parties as follows (or such other address as the parties may from time to time designate in writing):

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Lockheed Martin Corporation           eCommercial.com, Inc.
Attention:  Barbie Lenius, MP 867     Attention:  Eric McAfee
12506 Lake Underhill Rd.              95 Enterprise, Suite 360
Orlando, FL  32825                    Aliso Viejo, CA  92656
Fax: (407) 306-4515                   Fax: (408) 343-0984

Copy: John Simmons                    Copy: Kevin Coyle, Esq.
      General Counsel                       Graham & James, LLP
      Fax: (407) 306-1053                   Fax: (916) 441-6700


15.  Binding.  This Agreement shall inure to and bind the successors, assigns,
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agents, and representatives of the parties.

16.  Dispute Resolution.  In the event of any dispute or disagreement between
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the parties arising under or relating to this Agreement, the parties agree to make diligent and reasonable attempts to resolve, through negotiation, all such disputes or disagreements. Such negotiation shall occur through ascending levels of management of each Party, and the parties shall specifically discuss the use of arbitration prior to resorting to a court of competent jurisdiction for adjudication. Prior to initiating any legal proceedings, the complaining Party shall provide ten (10) days written notice to the other Party. Neither party shall be entitled to recover costs or attorney fees. Notwithstanding a disagreement or dispute, the parties agree to proceed diligently with performance of this Agreement.

17.  Limitation of Liability.  Neither parties hereto shall under any
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circumstances be liable to the other for any special, indirect, incidental or consequential damages, including, without limitation, loss of profits or revenues arising out of this Agreement, even if the other party is informed in advance of the possibility or likelihood of such damages.

18.  Force Majeure.  Neither party shall be held responsible for any delay or
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failure in performance of this Agreement to the extent such failure is caused by fire, flood, explosion, war, strike, embargo, civil or military authority, act of God, act of omission of carriers or similar causes beyond its control ("Force Majeure Condition").

   If any Force Majeure Condition occurs, the party delayed or unable to perform shall give immediate notice to the other party. Both parties shall use their best efforts to minimize the consequences of Force Majeure Conditions. If, however, a Force Majeure Condition continues uninterruptedly over a period of more than three (3) months and prevents performance by a party, and if no other understanding is reached, the other party may (but shall not be obligated to) forthwith terminate this Agreement pursuant to the provisions of Article 8.

19.  Assignment.  Except in connection with a merger or sale of all or
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substantially all the assets of a party, neither this Agreement, nor any right or obligation thereunder, shall be assigned to third parties by either party to this Agreement without the prior written consent of the other party. Such consent shall not unreasonably be withheld or delayed.

20.  Relationship.  Each Party is an independent contractor, and this Agreement
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shall not be construed as creating a partnership, joint venture, agency or employment relationship between the parties or as creating any other form of legal association that would impose liability on one

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Party for the act or failure to act of the other Party. Neither of the parties
(including its affiliates, agents, representatives, employees or others acting on its behalf) is a representative of the other for any purpose, and no such Party has any power or authority to represent, act for, bind, or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever.

21.  Choice of Laws.  This Agreement shall be governed by the laws of the State
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of California, and any question arising hereunder shall be construed or determined according to such law.

22.  Authorization.  Each of the signers below represent they are duly
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authorized and fully empowered to enter into this Agreement, and have received any and all required board of directors resolutions, shareholder resolutions, regulatory approvals and other approvals.

23.  Entire Agreement.  This Agreement contains all of the agreements of the
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parties hereto with respect to the matters contained herein.  No prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing by each of the parties hereto.

24.  Issuance of Shares of eCommercial.com to LMC.  In full consideration for
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entering into this Agreement and for services previously provided by LMC,
eCommercial.com hereby agrees to issue Thirty Thousand (30,000) shares of common stock to LMC. The eCommercial.com shares shall be issued to LMC within 7 calendar days from the date of this Agreement.

25.  eCommercial.com Board of Directors.   LMC may, but is not required to,
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participate as an unpaid, non-voting observer to eCommercial.com's Board of
Directors.

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In witness whereof, the parties have signed this Agreement as of the date first set forth above.


ECOMMERCIAL.COM, INC.                      LOCKHEED MARTIN CORPORATION



___________________________________        _____________________________________

By:      Eric McAfee                       By:     Gary P. Mann
Title:   Executive Vice President          Title:  President,
         and Director                              Integrated Business Solutions


Date:    __________________________        Date:   _____________________________


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